UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018 (December 31, 2017)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Reincorporation

On December 31, 2017 (the “Effective Date”), Arconic Inc., a Pennsylvania corporation  (“Arconic Pennsylvania” or, prior to the Reincorporation (as defined below), the “Company”), effected the change of the Company’s jurisdiction of incorporation from Pennsylvania to Delaware (the “Reincorporation”) by merging (the “Reincorporation Merger”) with a direct wholly owned subsidiary, Arconic Inc., a Delaware corporation (“Arconic Delaware” or, following the Reincorporation, the “Company”), pursuant to an Agreement and Plan of Merger (the “Reincorporation Merger Agreement”), dated as of October 12, 2017, by and between Arconic Pennsylvania and Arconic Delaware, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  Arconic Pennsylvania shareholders approved the Reincorporation Merger to effect the Reincorporation at a Special Meeting of Shareholders held on November 30, 2017 (the “Special Meeting”). As a result of the Reincorporation, (i) Arconic Pennsylvania has ceased to exist, (ii) Arconic Delaware automatically inherited the reporting obligations of Arconic Pennsylvania under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) Arconic Delaware is deemed to be the successor issuer to Arconic Pennsylvania.

The common stock, par value $1.00 per share, of Arconic Pennsylvania (the “Arconic Pennsylvania Common Stock”) was listed for trading on the New York Stock Exchange and traded under the symbol “ARNC.” As of the Effective Date, this symbol, without interruption, represents shares of common stock, par value $1.00 per share, of Arconic Delaware (the “Arconic Delaware Common Stock”). There was no change in the Exchange Act File Number assigned by the Securities and Exchange Commission (the “Commission”) as a result of the Reincorporation.

As of the Effective Date, the rights of the Company’s stockholders began to be governed by the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation of Arconic Delaware attached hereto as Exhibit 3.1, which is incorporated by reference herein (the “Delaware Certificate”) and the Bylaws of Arconic Delaware attached hereto Exhibit 3.2, which is incorporated by reference herein (the “Delaware Bylaws”).

Other than the change in corporate domicile, the Reincorporation did not result in any change in the business, physical location, management, financial condition or number of authorized shares of the Company, nor did it result in any change in location of its current employees, including management.  On the Effective Date, (i) the directors and officers of Arconic Pennsylvania prior to the Reincorporation continued as the directors and officers of Arconic Delaware after the Reincorporation, (ii) each outstanding share of Arconic Pennsylvania Common Stock was automatically converted into one share of Arconic Delaware Common Stock, (iii) each outstanding share of Serial Preferred Stock, par value $100 per share, of Arconic Pennsylvania (the “Arconic Pennsylvania Preferred Stock”) was automatically converted into one share of Serial Preferred Stock, par value $100 per share, of Arconic Delaware (the “Arconic Delaware Preferred Stock”) and (iv) all of Arconic Pennsylvania’s employee benefit and compensation plans immediately prior to the Reincorporation were continued by Arconic Delaware, and each outstanding equity award and notional share unit relating to shares of Arconic Pennsylvania Common Stock was converted into an equity award or notional share unit, as applicable, relating to an equivalent number of shares of Arconic Delaware Common Stock on the same terms and subject to the same conditions. Beginning at the effective time of the Reincorporation, each certificate representing Arconic Pennsylvania Common Stock or Arconic Pennsylvania Preferred Stock was deemed for all corporate purposes to evidence ownership of Arconic Delaware Common Stock or Arconic Delaware Preferred Stock, as applicable. The Company’s stockholders may, but are not required to, exchange their stock certificates as a result of the Reincorporation.

With respect to the rights of holders of Arconic Delaware Common Stock and Arconic Delaware Preferred Stock, the Delaware Certificate, the Delaware Bylaws and the DGCL provide for many of the same rights and obligations as did the Articles of Incorporation of Arconic Pennsylvania, the By-Laws of Arconic Pennsylvania and the Pennsylvania Business Corporation Law for the holders of Arconic Pennsylvania Common Stock and Arconic Pennsylvania Preferred Stock, as applicable, although there are differences in certain important respects, including, among other differences, that the Delaware Certificate of Incorporation does not contain any supermajority voting requirements and the Board of Directors of Arconic Delaware is elected on an annual basis pursuant to the Delaware Certificate.  For a description of those differences, see the Company’s Definitive Proxy Statement for the Special Meeting, filed with the Commission on October 16, 2017 (the “Proxy Statement”).  The Company hereby incorporates by reference the section entitled “Comparison of Corporate Laws and Governance Between Arconic Pennsylvania and Arconic Delaware” set forth in the Proxy Statement.  The foregoing descriptions of the Arconic Delaware Common Stock, the Arconic Delaware Preferred Stock, the Delaware Certificate and the Delaware Bylaws are qualified in their entirety by the full text of the Delaware Certificate and the Delaware Bylaws, which are attached hereto as Exhibits 3.1 and 3.2.  The foregoing description of the Reincorporation Merger Agreement is qualified in its entirety by the full text of the Reincorporation Merger Agreement, which is attached hereto as Exhibit 2.1.

Supplemental Indentures

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Reincorporation, on December 31, 2017, Arconic Pennsylvania, Arconic Delaware, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “2010 Indenture Trustee”) entered into a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) to that certain Indenture, dated as of December 14, 2010, between Arconic Pennsylvania and the 2010 Indenture Trustee, as amended or supplemented by that certain Third Supplemental Indenture, dated as of April 17, 2013, that certain Fourth Supplemental Indenture, dated as of July 23, 2015, and that certain Fifth Supplemental Indenture, dated as of November 30, 2017 (as so amended or supplemented, the “2010 Indenture”), pursuant to which Arconic Delaware expressly and unconditionally assumed all obligations of Arconic Pennsylvania under the 2010 Indenture and the $403 million aggregate principal amount of outstanding 1.625% Convertible Senior Notes due 2019 (the “Convertible Notes”) previously issued pursuant thereto. As a result of the Reincorporation, the Convertible Notes have become convertible into shares of Arconic Delaware common stock. The Sixth Supplemental Indenture was also executed to reflect this change. The foregoing description of the Sixth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sixth Supplemental Indenture, which is included as Exhibit 4.2 hereto and incorporated by reference herein.

On December 31, 2017, also in connection with the Reincorporation, Arconic Pennsylvania, Arconic Delaware, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “1993 Indenture Trustee”) entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to that certain Indenture, dated as of September 30, 1993, between Arconic Pennsylvania and the 1993 Indenture Trustee, as amended or supplemented by that certain First Supplemental Indenture, dated as of January 25, 2007, and that certain Second Supplemental Indenture, dated as of July 15, 2008 (as so amended or supplemented, the “1993 Indenture”), pursuant to which Arconic Delaware assumed the due and punctual payment of the principal of (and premium, if any) and interest on the $500 million aggregate principal amount of outstanding 5.72% Notes due 2019, $1 billion aggregate principal amount of outstanding 6.150% Notes due 2020, $1.25 billion aggregate principal amount of outstanding 5.40% Notes due 2021, $627 million aggregate principal amount of outstanding 5.87% Notes due 2022, $1.25 billion aggregate principal amount of outstanding 5.125% Notes due 2024, $625 million aggregate principal amount of outstanding 5.90% Notes due 2027, $300 million aggregate principal amount of outstanding 6.75% Bonds due 2028, and $625 million aggregate principal amount of outstanding 5.95% Notes due 2037, in each case previously issued pursuant to the 1993 Indenture, and the performance of every covenant to be performed or observed by Arconic Pennsylvania under the 1993 Indenture. The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Supplemental Indenture, which is included as Exhibit 4.3 hereto and incorporated by reference herein.

On December 31, 2017, also in connection with the Reincorporation, Arconic Delaware and Citibank, N.A., as administrative agent, entered into an Assumption Agreement (the “Assumption Agreement”) pursuant to which Arconic Delaware agreed to be bound by the terms and provisions applicable to Arconic Pennsylvania as a borrower under that certain Five-Year Revolving Credit Agreement, dated as of July 25, 2014, as amended by that certain Extension Request and Amendment Letter, dated June 5, 2015, and that certain Amendment No. 1 to Credit Agreement, dated as of September 16, 2016 (as so amended, the “Five-Year Revolving Credit Agreement”). The foregoing description of the Assumption Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Assumption Agreement, which is included as Exhibit 4.4 hereto and incorporated by reference herein.

In general, in connection with the Reincorporation, Arconic Delaware assumed all of the financial obligations and liabilities of Arconic Pennsylvania which were outstanding as of the effective time of the Reincorporation.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosures set forth under the heading “Reincorporation” in Item 1.01 are incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

The disclosures set forth under the heading “Reincorporation” in Item 1.01 are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 12, 2017, by and between Arconic Inc., a Pennsylvania corporation, and Arconic Inc., a Delaware corporation.

3.1	Certificate of Incorporation of Arconic Inc., a Delaware corporation.

3.2	Bylaws of Arconic Inc., a Delaware corporation.

4.1	Form of Certificate for Shares of Common Stock of Arconic Inc., a Delaware corporation.

4.2	Sixth Supplemental Indenture, dated as of December 31, 2017, between Arconic Inc., a Pennsylvania corporation, Arconic Inc., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Fourth Supplemental Indenture, dated as of December 31, 2017, between Arconic Inc., a Pennsylvania corporation, Arconic Inc., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4	Assumption Agreement, dated as of December 31, 2017, by Arconic Inc., a Delaware corporation, in favor of and for the benefit of the Lenders and Citibank, N.A., as administrative agent.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 12, 2017, by and between Arconic Inc., a Pennsylvania corporation, and Arconic Inc., a Delaware corporation.

3.1	Certificate of Incorporation of Arconic Inc., a Delaware corporation.

3.2	Bylaws of Arconic Inc., a Delaware corporation.

4.1	Form of Certificate for Shares of Common Stock of Arconic Inc., a Delaware corporation.

4.2	Sixth Supplemental Indenture, dated as of December 31, 2017, between Arconic Inc., a Pennsylvania corporation, Arconic Inc., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Fourth Supplemental Indenture, dated as of December 31, 2017, between Arconic Inc., a Pennsylvania corporation, Arconic Inc., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4	Assumption Agreement, dated as of December 31, 2017, by Arconic Inc., a Delaware corporation, in favor of and for the benefit of the Lenders and Citibank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: January 4, 2018	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary